TN Capital Equities, Ltd.
                       16 East 60th Street, Suite 701
                            New York, NY. 10022
                         (212) 355-6755 tel. x 102
                             (212) 355-6727 fax



Trinity Learning Corporation
2526 Durant Avenue
Berkeley, California 94704
Telephone (510) 540-9300
Facsimile (510) 540-9313

                               April 11, 2003

          Attention:     Edward Mooney, President

     Re:  Finder Arrangements

Dear Mr. Mooney:

     This letter agreement ("Agreement") will confirm the terms of arrangements discussed between us, under which, pursuant to the terms and conditions stated herein, TN Capital Equities Ltd. ("TN") may act as a finder in connection with a pending private offering (the "Offering") being conducted by Trinity Learning Corporation, (the "Company"), a publicly-held corporation formed under the laws of Utah.

     The Company is conducting the Offering, which consists of shares ("Shares") of 3 million $1.00 Unites each consisting of two shares of Common Stock, plus two "Standard" three (3) year warrants strike price $1.00 per share, and potential to receive one "bonus" warrant strike price $2.00 per share, pursuant to Regulation D promulgated under the Securities Act of 1933 (the "Securities Act"). The Offering will be made only to persons who meet the qualifications of an "accredited investor" as such term is defined under Regulation D.

     TN and the Company agree as follows:

     1. Company Representations. The Company represents, warrants and covenants to TN as of the date hereof and as of each closing of the Offering, that:

     (a) In connection with the Offering, the Company has prepared a private placement memorandum dated October 2, 2002 (as originally issued and amended from time to time, the "Memorandum"), which Memorandum describes the Offering and is being updated and amended to reflect the correct name of the Company, the extended expiration date of the Offering and other developments new PPM and information material to investors. The Company has also prepared a subscription agreement ("Subscription Agreement") and other Exhibits to the Memorandum, and such other documents as shall be required in connection with the Offering, the form and substance of which documents shall be acceptable to TN. The Memorandum, the Subscription Agreement and such other documents are sometimes hereinafter collectively referred to as the "Offering Materials".
     (b) The Memorandum and all documents included in the Offering Memorandum do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (c) The Shares to be sold in the Offering will be, when issued, delivered and paid for in accordance with the Subscription Agreement, duly and validly issued, fully paid and non-assessable; all presently outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable; the holders of the Shares are not and will not be subject to personal liability by reason of being such holders; all corporate action required to be taken by the Company prior to the issuance and sale of the Shares to qualified subscribers has been or, prior to the sale thereof, will have been taken.

     (d) The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of its state of incorporation.

     (e) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its activities or its ownership or leasing of property requires such qualification.

     (f) This Agreement has been duly and validly authorized and executed and delivered by and on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and the enforceability of the indemnity or contribution provisions contained in this Agreement.

     (g) The Company is not in violation of (i) any term or provision of its charter or by-laws or (ii) any material term or provision of any indenture, mortgage, deed of trust, not agreement, or other material agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its material assets, property or business is or may be subject, or (iii) any material term of any significant indebtedness, or (iv) of any statute or (v) any material judgment, decree, order, rule or regulation applicable to the Company of any court, regulatory bode or administrative agency or other federal, state or other governmental body, domestic or foreign, having jurisdiction over it or its material assets, property or business, which violation or violations, either in any case or in the aggregate, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company; and the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated, and the compliance bu the Company with the terms of this Agreement will not result in any such violation or violations. All material licenses, approvals or permits from the federal or any state, local or foreign government or agency thereof having jurisdiction over the Company reasonably required for the conduct of the business or operations of the Company have been obtained and are outstanding; and there are no proceedings pending or to the Company's knowledge threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

     (h) There are no actions, investigations, statutes, rule or regulations or other proceedings of any nature in effect or pending or to the Company's knowledge threatened, as the case may be, which either in any case or in the aggregate, if decided adversely, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business earnings or prospects of the Company or which question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement.

     2.   TN Services


     (a) TN will act as a finder from time to time in connection with the Offering, and, when, as and if TN identifies accredited investors who have a potential interest in the Offering, will refer such potential investors to the Company, which will extend to such prospective investors the opportunity to ask questions of, and receive answers from, the Company (including, but not limited to its employees, officers, directors and other persons relating to the operations of the Company) and to obtain any information that such prospective investors consider necessary in making an informed investment decision or to verify the accuracy of the information set forth in the Offering Materials, to the extent the Company possess the same or can acquire it without unreasonable effort or expense. Potential investors introduced to the Company directly or indirectly by TN are referred to herein as: "TN Clients".

     (b) The arrangements set forth in this agreement are not exclusive, and TN is not acting as a placement agent for the Company in connection with the Offering. TN will not prepare any of the Offering Materials, open or administer an escrow account, conducting a due diligence review, accept or reject subscriptions, arrange closings or file any regulatory forms such as Form D or blue sky documentation in connection with Offering.

     (c) TN may, at its sole discretion, enter into a selling and/or similar agreement with one or more other broker/dealers registered with the National Association of Securities Dealers, Inc. ("NASD") to enable such other broker-dealers to act as finders in the Offering. TN may also introduce other broker-dealers, finder or other financial intermediaries to the Company, who may themselves enter into a separate agreement with the Company. TN will provide the Company with the name and compensation to be paid to any broker-dealer engaged subject to this paragraph. The Company will retain the right to accept or reject any subscriptions from investors identified by TN and/or any broker/dealer engaged by TN pursuant to this paragraph.

     3.   Compensation

     (a) If a TN Client purchases Shares in the Offering, then as compensation to TN for its services as finder, TN will be entitled to a cash fee equal to ten percent (10%) of the gross proceeds received by the Company from any such purchase by a TN client. As additional compensation for TN's services in the event of such purchase of securities, TN will be entitled to receive five-year warrants (the "Finders Warrants") to be issued by the Company, permitting the Finder to purchase 10 Unites of the Company's Unites at original purchase price for every 100 Unites purchased by a TN Client in the Offering.

     (b) If such purchase by a TN Client is arranged through another broker-dealer with whom TN has entered into an agreement in connection with the Offering, as set forth in Section 2 above, the compensation due to such other broker-dealer under such agreement shall be paid out of the compensation received by TN under paragraph (a) above.

     (c) If a sale of Shares in the Offering is made to an investor introduced to the Company by another broker-dealer or other finder or financial intermediary which was introduced to the Company by TN and which entered into a separate compensation arrangement with the Company, then, upon the purchase of Shares by such investor in the Offering, TN shall be entitled to receive a fee equal to the difference between the fee set forth in paragraph (a) of this Section and the fee set forth in the separate compensation arrangement between the Company and such other broker-dealer, finder or financial intermediary, but such difference shall not be less than, and TN shall not receive less than, a cash fee of 2% of the gross amount of such purchase and Finder Warrants to purchase two (2) Unites for every 100 Unites purchased by such investor, except that in no case shall compensation exceed 10% in total.

          The compensation payable under this Agreement will be payable upon the consummation of each sale of Shares under paragraphs (a), (b) or
(c) of this Section. The Finder Warrants will be exercisable for a term of five-years from issuance, will have an exercise price equal to original purchase price, and will have registration rights substantially similar to those granted to investors in the Offering but including a cashless exercise provision. As example for 100 unites sold the Finder would receive Finder's Warrants giving right to purchase 10unites which would allow finder to purchase 20 common at 50 cents per share, 20 common at $1.00 per share, and 10 common at $2.00 per share.

     4. Blue Sky Filings The Company shall be responsible for all blue sky filings, and the fees and expense thereof, required in connection with the Offering, and shall furnish Tn with confirmation of a completed blue sky filing for each and every state in which TN solicits a prospective investor in the Offering. Upon execution of this agreement, TN will provide the Company with a list of shares where it expects to contact investors, and as soon as possible a list of states of where parties electing to invest reside. All prospective investors must complete an investor suitability questionnaire prior to acceptance of subscriptions.

     5. Offering Expenses. The Company shall have the obligation to pay all expenses incurred in connection with the Offering, including, but not limited to, blue sky and other filing fees, printing and duplication costs, postage and mailing expenses with respect to the distribution of material in connection with the Offering, the Company's legal and accounting fees, the costs of any transfer agent, exchange agent, trustee or escrow agent, and all issue and transfer taxes.

     6. Notices. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, or by nationally-recognized overnight courier service, next-day delivery guaranteed with receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as any of the parties hereto shall specify by given notice in accordance with this provision), or sent by telecopier with a confirmation copy by overnight courier service, next-day delivery guaranteed with receipt acknowledged.

     If to the Company:


Trinity Learning Corporation
2526 Durant Avenue
Berkeley, California 94704
Telephone (510) 540-9300
Facsimile (510) 540-9313



With a copy to:

It to TN:

          TN Capital Equities, ltd.
          14 East 60th Street
          Suite 701
          New York, NY. 10022
          Attention: Messrs. John F. Steinmetz

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, of, in the case of a telecopier or overnight delivery communication, upon receipt, except for a notice of a change of address which shall be effective only upon receipt.

     7.   Miscellaneous

     (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. This Agreement shall constitute the entire Agreement between the parties hereto and shall supercede in its entirety all other agreements and undersigned between the parties hereto.


     (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Company hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effects as if personally served upon it in New York City. The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

          No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company shall be made.

          This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign, date and return to us in the enclosed duplicate hereof, whereupon this letter and your acceptance and dating shall represent a binding agreement between TN and the Company.


                                        Very Truly yours,

                                        TN Capital Equities, Ltd


                                        By: /S/ John F. Steinmetz
                                        John F. Steinmetz
                                        President



Trinity Learning Corporation


By: Edward P. Mooney

Name: Edward P. Mooney

Title: President